                                                                  Exhibit (a)(5)


                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                      OF
                            GIDDINGS & LEWIS, INC.
                                      TO
                               DSFA CORPORATION

                         A WHOLLY OWNED SUBSIDIARY OF

                        HARNISCHFEGER INDUSTRIES, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  This Notice of Guaranteed Delivery (or one substantially in the form hereof) must be used to accept the Offer (as defined herein) if (i) certificates ("Share Certificates") representing shares of Common Stock, $.10 par value per share (the "Common Shares"), of Giddings & Lewis, Inc., a Wisconsin corporation (the "Company") and/or certificates ("Rights Certificates") representing the associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of August 23, 1995, between the Company and Firstar Trust Company, as rights agent (the "Rights Agent"), are not immediately available (including because Rights Certificates have not yet been distributed by the Rights Agent), (ii) the procedure for book-entry transfer, as set forth in the Offer to Purchase (as defined below), cannot be completed on a timely basis or (iii) time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C. (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 2 ("Procedures for Tendering Common Shares") in the Offer to Purchase.

                              To The Depositary:
                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

        BY MAIL:          BY FACSIMILE TRANSMISSION:   BY HAND/BY OVERNIGHT
 ChaseMellon Shareholder                                     DELIVERY:
    Services, L.L.C.
                       (FOR ELIGIBLE INSTITUTIONS ONLY)
                                (201) 329-8936         ChaseMellon Shareholder
     Reorganization          CONFIRM BY TELEPHONE:        Services, L.L.C.
       Department               (201) 296-4860             Reorganization
      P.O. Box 3301                                          Department
  South Hackensack, New                                     120 Broadway
      Jersey 07606                                           13th Floor
                                                      New York, New York 10271

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNA-TURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

  The undersigned hereby tenders to DSFA Corporation, a Delaware corporation and a wholly owned subsidiary of Harnischfeger Industries, Inc., a Delaware corporation, upon the terms and conditions set forth in the Offer to Purchase dated April 28, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which, as either may be amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Common Shares and/or Rights indicated below pursuant to the guaranteed delivery procedures set forth in Section 2 ("Procedures for Tendering Common Shares") in the Offer to Purchase:

-------------------------------------     -------------------------------------
     NAME(S) OF RECORD HOLDER(S)           NUMBER OF COMMON SHARES (IF RIGHTS,
-------------------------------------                 SO INDICATE)

-------------------------------------
ADDRESS(ES)                               -------------------------------------
                                             CERTIFICATE NOS. (IF AVAILABLE)

                                          [_]The Depository Trust Company

-------------------------------------

                             ZIP CODE     Check box (and indicate account
                                          number) if Common Shares or Rights
                                          will be tendered by book-entry
                                          transfer effected by:
                                          [_]Philadelphia Depository Trust
                                          Company

-------------------------------------

    (AREA CODE) TELEPHONE NUMBER          -------------------------------------
                                                     ACCOUNT NUMBER


X
 ------------------------------------     Dated:
  SIGNATURE(S) OF RECORD HOLDER(S)             --------------------------------


X                                         Dated:
 ------------------------------------          --------------------------------

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, an entity that is a member in good standing of the Securities Transfer Agents Medallion Program (an "Eligible Institution"), hereby (a) represents that the tender of Common Shares and/or Rights effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of Share Certificates and/or Rights Certificates tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Common Shares and/or Rights into the Depositary's account at The Depository Trust Company or the Philadelphia Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or, in the case of book-entry transfer, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, (i) in the case of Common Shares, within three trading days (as defined in the Offer to Purchase) after the date of execution of this Notice of Guaranteed Delivery or (ii) in the case of Rights, within a period ending on the later of (1) three trading days after the date of execution of this Notice of Guaranteed Delivery or (2) three business days (as defined in the Offer to Purchase) after the date Rights Certificates are distributed to shareholders by the Rights Agent.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so could result in financial loss to such Eligible Institution.

-------------------------------------     X------------------------------------
            NAME OF FIRM                          AUTHORIZED SIGNATURE


-------------------------------------     -------------------------------------
               ADDRESS                             NAME (PLEASE PRINT)


-------------------------------------     -------------------------------------
                             ZIP CODE                     TITLE


-------------------------------------     Dated:
                                               --------------------------------
    (AREA CODE) TELEPHONE NUMBER


 NOTE: DO NOT SEND SHARE CERTIFICATES OR RIGHTS CERTIFICATES WITH THIS NOTICE.
           SHARE CERTIFICATES AND RIGHTS CERTIFICATES SHOULD BE SENT
                       WITH YOUR LETTER OF TRANSMITTAL.